EXHIBIT (i)

                         CONSENT AND OPINION OF COUNSEL


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April 28, 2000

Board of Trustees
Conseco Series Trust

RE:  Conseco Series Trust
     Registration Statement on Form N-1A

Gentlemen and Madam:

     I am Executive Vice President, Secretary and General Counsel of Conseco, Inc., the direct owner of the investment adviser of Conseco Series Trust (the "Registrant"). At your request, I have examined or caused to be examined
Post-Effective Amendment Number 28 to the Registration Statement on Form N-1A, (the "Registration Statement") of the Registrant with respect to the securities issued in connection with the Registrant offering shares to insurance company separate accounts. The Registrant's Form N-1A Registration Statement is filed pursuant to the Securities Act of 1933 (the "Act") and the Investment Company Act of 1940 ("1940 Act"). This opinion is being furnished pursuant to the Act in connection with the Registrant's Form N-1A Registration Statement and Post-Effective Amendment Number 28 thereto.

     In rendering this opinion, I, or attorneys under my supervision (together referred to herein as "we"), have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

          1. The Registrant has been duly organized and is an existing business trust pursuant to the applicable laws of the State of Massachusetts;

          2. The Account is a open ended management investment company registered under the 1940 Act; and

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          3.   The securities issued by the Registrant, when issued as described in the Registration Statement, will be duly authorized and upon issuance will be validly issued, fully paid and non-assessable.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, I express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Indiana and of the United States of America to the extent applicable. If any of the securities included in the Registration Statement are governed by the laws of a state other than Indiana, I have assumed for the purposes of this opinion that the laws of such other state are the same as those of the State of Indiana.

     I hereby consent to the inclusion of the opinion as Exhibit (i) to the Registration Statement and to all references to me in the Registration Statement or the Prospectus included therein.

Very truly yours,

/s/ John J. Sabl

John J. Sabl
Executive Vice President, Secretary,
and General Counsel